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                                                                   Exhibit 14(b)

                         Independent Auditor's Consent
                         -----------------------------


The Board of Directors
Hartford HLS Series Fund II, Inc.
(formerly Fortis Series Fund, Inc.):


We consent to the incorporation by reference in the combined proxy/registration statement on Form N-14 (the "Registration Statement") of Hartford Series Fund, Inc. of our report dated February 8, 2002, relating to the financial statements of Hartford HLS Series Fund II, Inc. as of and for the year ended December 31, 2001. We also consent to the reference to our Firm under the heading "Other Service Providers" in the Registration Statement.



                                                  /s/ KPMG LLP


Minneapolis, Minnesota
September 5, 2002